Exhibit 10.2

CONTRACT TO PURCHASE AGRICULTURAL LAND REALTORS® Land Institute Illinois Chapter

This is a legally binding contract. If you do not understand it, seek legal advice.

This agreement is entered into between:

Seller(s) Tony K. Sinkosky, Cindy L. Cooper, and Timothy K. Sinkosky Mailing Address                                                                                and Buyer(s) Source Agriculture Corp. %_Varandeep Grewal Mailing Address 3064 Silver Sage Drive, Suite 150, Carson City, NV Zip 89701, who Contract(s) to purchase the following described real estate commonly known as: Sinkosky Farm

Parcel Identification Number(s): Pin# 05-03-16-100-006, and legally described as: See Exhibit A

(or see the legal description attached) including any improvements, and the following listed fixtures located thereon: None

(or see inventory attached) which shall be left in and upon said premises, subject to reasonable wear and tear. ( the “Property”)

1.	CONTRACT SALES PRICE AND TERMS

Purchase Price		$2,732,392.00
or 158.86 ~~surveyed~~ acres at $17,200/acre	$
Earnest Money Deposit		$273,239.00
Balance Due at Closing subject to adjustments provided herein		$2,459,153.00

2.	METHOD OF PAYMENT: (Check Applicable Statements)

☒	A. Cash

~~☐~~	~~B. Financing:~~

~~1. This Contract is contingent upon the ability of the Buyer to obtain a commitment for an (____) adjustable rate (____) fixed rate, mortgage loan of not less than _______% of purchase price for a term not less than ______ years by ___________, 20 ___. If such a commitment is not so obtained, this Contract shall be void and all earnest money shall be returned to the Buyer, provided that Buyer has made a diligent effort to obtain such a mortgage loan within the time specified above.~~

~~2. This Contract is contingent upon Buyer and Seller signing a Contract for Deed with the principal balance of $ __________, and interest at the rate of _______% for the term of ______ years, amortized over _______ years with payments of $ _________ (or more) for principal and interest balance of $__________ in cash at time of execution of such contract.~~

~~☐~~	~~C. Contingency Sale~~

~~1. This contract shall be contingent upon the closing of the sale of the Seller’s/Buyer’s _____________real estate to _____________ on or before ______________, 20 _____. If Seller/Buyer is unable to close the sale by _____________, and so notifies Seller/Buyer thereof on or before such date in writing, then this contract shall terminate and shall be of no further force and effect. In such case the Seller/Buyer shall be entitled to the earnest money deposit.~~

3.	CLOSING AND POSSESSION:

This Contract shall be closed on or before May 8, 2024, or at such other time as may be mutually agreed in writing. Possession is subject to the right of any tenants in possession. The parties agree that possession of said property is to be delivered immediately upon contract signing and earnest money deposit. Seller will / ~~will not~~ (strike one), subject to tenant in possession rights, agree to allow Buyer the right, following fall harvesting, to enter the farm property for the purpose of performing land husbandry, customary tillage, application of fertilizer and lime, soil conservation practices and soil testing.

4.	REAL ESTATE TAXES - Drainage Taxes and Special Assessment

The 2023 real estate taxes, special assessments due and payable in 2024 shall be paid by Seller.

The 2024 real estate taxes, special assessments due and payable in 2025 shall be paid by Buyer.

If payment is the responsibility of the Seller, (a) ______ taxes will be paid at closing, or (b) ☒ Buyer shall be credited for the 2023 real estate taxes at closing, based upon the most current and available information, including confirmed multipliers.

~~The 20____ real estate taxes, special assessments due and payable in 20____shall be ________ prorated to the date of closing or              prorated to ___________, 20____, and a credit given to buyer at closing.~~

~~The 20____ drainage taxes due and payable in 20___ shall be paid by ____________.~~

If Buyer receives a credit at closing, payment of said taxes for which the credit is applicable is now the responsibility of the buyer.

5.	CROPS AND EXPENSES:

Seller / ~~Buyer~~ (strike one) shall receive the Landowner share of the crop or 100% of the total cash rent for the 2023 crop year.

~~Seller~~ / Buyer (strike one) shall receive the Landowner share of the crop or 100% of the total cash rent for the 2024 crop year.

Seller / ~~Buyer~~ (strike one) shall pay 100% of the Landowner’s share of the 2023 crop expenses.

~~Seller~~ / Buyer (strike one) shall pay 100% or $_---__ of the Landowner’s share of the 2024 crop expenses, incurred prior to closing.

6.	GOVERNMENT AGRICULTURAL PROGRAM PAYMENTS:

A.	Buyer agrees to continue to honor any existing government agricultural program contracts affecting the real estate described above and agrees to indemnify and hold harmless Seller for any damage Seller may sustain by reason of any failure of Buyer to keep or perform any of the covenants and obligations provided to be kept or performed under the terms and conditions of any such contracts by Seller.

B.	Seller / ~~Buyer~~ (strike one) shall receive the landowner share of ARC/PLC government program payments for the 2023 crop year.

~~Seller~~ / Buyer (strike one) shall receive the landowner share of ARC/PLC government program payments for the 2024 crop year.

~~Current Tenant      / shall receive the landowner share of ARC/PLC government program payments for the 20___ crop year.~~

~~C.~~	~~Seller / Buyer (strike one) shall receive the landowner share of government conservation program payments for the 20 crop year.~~

~~Seller / Buyer (strike one) shall receive the landowner share of government conservation program payments for the 20        crop year.~~

~~Current Tenant        / shall receive the landowner share of government conservation program payments for the 20        crop year.~~

D.	Other Government program payments: (If applicable note program name(s), recipient, and crop year below.):

None________________________________________________________________________

____________________________________________________________________________

7.	LEASE ASSIGNMENT / TERMINATION:

A.	There ~~is~~ / is not (strike one) currently a tenant in possession of the Property. Seller ~~shall~~ / shall not (strike one) be responsible for the assignment of the current farm lease with the tenant in possession of the Property to the Buyer.

B.	Seller ~~shall~~ / shall not (strike one) be responsible for the termination of the rights of any tenant in possession of the Property. If Seller is responsible, then Buyer shall have the right to demand satisfactory evidence that the rights of all parties to possession have been terminated.

8.	ATTORNEY REVIEW (check if applicable ☐)

The parties shall have until 5:00 p.m. Central Time on _____________20____ (“Review Period”) to have the Contract reviewed by their respective attorney, and that attorney may propose modifications within the Review Period, except that an attorney may not propose changes in price or the date of closing. If the Parties do not reach agreement on any proposed modification and written notice terminating this Contract is given to the other within the Review Period, this Contract shall be null and void and any earnest money refunded to Buyer. If written notice is not served within the Review Period, this provision shall be deemed waived by the parties and this Contract shall remain in full force and effect.

9.	CONVEYANCE:

A.	At closing Seller shall convey and transfer the Property to Buyer by Warranty Deed, Trustee’s Deed, appropriate assignment, or other similar acceptable instrument of conveyance, which instrument shall be subject to the exceptions permitted herein, releasing homestead. At the same time the balance of the purchase price then due shall be paid and all documents relative to the transaction shall be signed and delivered. In the event the Buyer shall assume an existing indebtedness, cost of such assumption shall be borne by Buyer.

B.	At Closing Seller shall deliver to Buyer a completed Real Estate Transfer Declaration signed by Seller in the form required pursuant to the Real Estate Transfer Tax Act of the State of Illinois. Any transfer tax imposed by the Real Estate Transfer Declaration shall be paid by Seller / ~~Buyer~~ (strike one).

C.	Recording fees imposed on the recording of the deed shall be paid by ~~Seller~~ / Buyer (strike one).

10.	ENVIRONMENTAL

Seller represents, to the best of Seller’s knowledge, that during the period of Seller’s ownership or control over the Property, Seller has no knowledge or, nor reason to suspect, that there has been any underground storage (or other) tank or any presence, disposal, release, or threatened release of hazardous substances or hazardous wastes on, from or under the Property, by or through Seller, or any other party whatsoever. Seller similarly represents that to the best of Seller’s knowledge there was no underground storage (or other) tank, nor any presence, disposal, release or threatened release of hazardous substances or hazardous waste on, from or under the Property prior to Seller’s acquisition or ownership or control of the Property. Seller similarly represents that to the best of Seller’s knowledge the Property (including underlying soil and ground water conditions) is not in violation of any state, local, federal, municipal or other law, statute, regulation, code, ordinance, decree or order relating to hygienic or environmental conditions, and during Seller’s ownership of the Property, no party has stored or disposed of any flammable explosives, radioactive materials, hazardous waste, toxic substances, or other released materials on, under or about the Property.

11.	SURVEY: (Check if applicable ☐)

Seller / Buyer (strike one) shall secure a boundary survey by a licensed land surveyor at ___% Seller’s ___% Buyer’s expense, dated within six (6) months prior to Closing. Final Purchase Price will / will not (strike one) be based upon surveyed acres. If the survey shows other than the permissible exceptions described in Paragraph 14, encroachments from adjacent Property, or that improvements are not located within the setback and lot lines, then these shall be considered defects in the title to the Property.

12.	MINERAL RIGHTS (check if applicable ☒)

The Buyer will receive and Seller will convey all of Seller’s water, oil, gas, coal and other mineral rights not conveyed of record, and shall execute an appropriate assignment of any existing leases or contracts relating to those rights.

13.	WIND/SOLAR/CARBON CONTRACTS:

A.	The Property ~~is~~ / is not (strike one) subject to a wind energy contract, wind energy lease, wind energy option, wind energy easement or similar obligations which shall be assigned by Seller to the Buyer at Closing.

B.	The Property ~~is~~ / is not (strike one) subject to a solar energy contract, solar energy lease, solar energy option, solar energy easement or similar obligations which shall be assigned by the Seller to Buyer at Closing.

C.	The Property ~~is~~ / is not (strike one) subject to a carbon credit program or carbon sequestration agreement which shall be assigned by Seller to Buyer at Closing.

14.	TITLE EVIDENCE

Upon acceptance of this Contract, Seller shall within a reasonable period furnish at Seller’s expense: (Check appropriate statement).

~~☐~~	~~An abstract of title continued within 30 days before final payment hereunder, showing merchantable title of record to said Property in the Seller or the party who will execute the transactional instrument on Seller’s behalf, according to the Rules and standards of the Bar of the County in which said Property is located, or~~

☒	A commitment and an Owners Title Guaranty Policy issued by a Company licensed to issue the same in the State of Illinois for the amount of the purchase price. Seller shall pay the initial title search charge and title insurance premium. Buyer shall pay the search charge as to Buyer, the cost of mortgagee’s title insurance policy, if any, and the cost of all necessary endorsements to the title insurance policy. Buyer and Seller shall furnish immediately upon request all information legally required for financing or transfer of title.

Policy subject only to the following: (a) all taxes and special assessments now a lien, levied, or confirmed after the date hereof, (b) building, use and occupancy or restrictions, if any, which do not unreasonably interfere with Buyer’s intended use of the property, (c) zoning laws and ordinances, (d) easements of record or in place affecting the Property, if any, which do not unreasonably interfere with Buyer’s intended use of the property, (e) drainage ditches, feeders and laterals, if any, (f) conveyances or reservations of coal, minerals and mining rights, if any, of record, (g) mortgage or other lien that may be eliminated at closing by application of the purchase price, (h) rights of tenants in possession if any, and (i) matters which can only be discovered by a survey of the Property.

Buyer or his attorney shall within 10 business days after receiving such title evidence, deliver to Seller or his attorney, together with such evidence, a report in writing specifying any objections made to the title. In case such title evidence is not delivered to Buyer or his attorney within a reasonable time, or material objections made to the title in such report are not cured with sixty (60) days after such report is so delivered, this Contract shall, at Buyer’s option, be void and all earnest money shall be returned to Buyer. Buyer may, nevertheless, elect to take such title as it then is, and may deduct from the purchase price the amounts of liens and encumbrances and, in such case, the Seller shall convey the Property as agreed.

15.	PERFORMANCE

In the event of default by either party under the terms of the Contract, the non-defaulting party shall have all rights and remedies available in law and equity. If either Buyer or Seller brings an action against the other with the respect to the Contact, the prevailing party shall be entitled to recover reasonable attorney fees, costs and expenses from the non-prevailing party.

16.	COMMISSION

Seller shall be responsible for any real estate brokerage commission owed to a listing broker utilized by Seller.

17.	EARNEST MONEY ESCROW:

The earnest money funds shall be held in escrow for the mutual benefit of the Parties by ~~Sellers / Buyers~~ (strike one) Broker / ☒ Other agreed to party, namely, Kaiser Abstract Company, as “Escrowee”. Initial Earnest Money of $273,239.00_ shall be tendered to Escrowee on or before 3 days after Date of Acceptance for the mutual benefit of the parties, and shall be disbursed according to the terms of this Contract.

18.	INTEREST BEARING TRUST ACCOUNT (check if applicable ☐)

Escrow Agent is directed to deposit trust funds hereunder in an interest bearing account with the interest thereon accruing for the benefit of the ___________________________. In the event of default by the Buyer, any accrued interest on funds so held shall be treated as an additional earnest money and shall be disbursed according to the terms of Paragraphs 16 and 20 of this agreement.

19.	TAX DEFERRED EXCHANGE (check if applicable ☒)

Seller ☒ and/or Buyer ☒ may elect to perform an Internal Revenue code Section 1031 tax deferred exchange with respect to the transfer of the Property, and in such event, each party agrees to cooperate in such exchange and take all steps reasonably necessary to allow its completion; provided, however, the party electing such exchange shall hold the other party harmless from and against any and all claims, costs, liabilities, expense or delays in time resulting from such an exchange.

20.	DUAL AGENCY CONFIRMATION (check if applicable ☐)

The undersigned confirm that they have previously consented to ___________________________________ (“Licensee”) acting as a Dual Agent in providing brokerage services on their behalf and specifically consent to Licensee acting as a Dual Agent in regard to the transaction referred to in this document.

Seller-Client initials: ____________	Seller-Client initials: ____________

Buyer-Client initials: ____________	Buyer-Client initials: ____________

21.	RETURN OF EARNEST MONEY

In the event that the transaction does not close and the Escrowee is holding earnest money in its escrow account on behalf of the Buyer and Seller, said earnest money will be returned or held by Escrowee in accordance with the following terms:

A.	Escrowee holding the earnest money shall give 30 days written notice to the parties to the transaction as to the Escrowee’s proposed distribution of the earnest money;

B.	Written notice to the parties shall be given either by personal delivery or sent via U.S. Mail, first class with postage fully paid addressed to the parties at their respective addresses as appear above in this Contract. Notice sent by U.S. Mail shall be deemed to be delivered on the third business day after being deposited in the mail;

C.	If the Escrowee does not receive an objection to its proposed distribution within said 30 day time frame, it shall be considered that the Buyer and Seller agree with the Escrowee’s proposed distribution, and Escrowee shall distribute the proceeds in the manner set forth in the Escrowee’s notice.

Buyer and Seller acknowledge that as long as Escrowee returns earnest money in accordance with the above written procedures and in accordance with the 30 day notice given by Escrowee, this Contract provision is considered as written consent to disburse said earnest money funds. In the event that the Buyer and the Seller fail to reach an agreement regarding dispersal of the earnest money, the escrow agent is authorized to file an interpleader action, and the parties agree that the escrow agent will be reimbursed from the earnest money for all costs including reasonable attorney’s fees.

22.	GENERAL CONDITIONS AND STIPULATIONS

A.	Time shall be considered to be of the essence of this Contract. The warranties and agreement herein contained shall extend to and be obligatory upon the heirs, executors, administrators, successors and assigns of the parties hereto. If there be more than one Seller or Buyer, the word “Seller” or “Buyer” wherever used herein shall, respectively, be construed to mean Sellers and Buyers, and the necessary grammatical plural changes shall in all cases be assumed as though in each case fully expressed.

B.	All notices and demands herein required or given hereunder shall be in writing. The mailing of any such notice or demand by mail to the Seller or to the Buyer at their respective addresses hereinbefore set forth shall be considered sufficient service as of three (3) days after mailing. If there is more than one Seller or Buyer hereunder, the mailing of such notice or demand to any one Seller or Buyer at said respective addresses shall be considered to be sufficient service on all such Sellers and Buyers respectively. Notice may also be sent by facsimile to the Seller or Buyer at the facsimile number indicated on the signature page of this Contract.

C.	THE UNDERSIGNED ACKNOWLEDGE THAT IT IS ILLEGAL TO REFUSE TO SELL REAL ESTATE BECAUSE OF RACE, COLOR, AGE, RELIGION, SEX, SEXUAL ORIENTATION, CREED, PHYSICAL OR MENTAL HANDICAP, NATIONAL ORIGIN, ANCESTRY, MARITAL OR FAMILIAL STATUS, UNFAVORABLE MILITARY DISCHARGE OR DISCHARGE STATUS, ORDER OF PROTECTION STATUS, OR OTHER CLASS PROTECTED BY ARTICLE 3 OF THE ILLINOIS HUMAN RIGHTS ACT

D.	This Contract contains all the terms and conditions agreed upon by the parties hereof and supersedes all oral agreement regarding the subject matter of this Contract and may only be amended or altered in writing signed by all parties.

E.	Seller and Buyer agree to provide all information necessary to complete and execute all documents and perform all actions necessary to comply with the following: (a) Real Estate Settlement Procedures Act of 1974; (b) Internal Revenue Service Form 1099S; (c) Section 445 of the Internal Revenue Code as amended (which deals with the citizenship of the Seller; (d) a mutually agreeable summary of the closing transaction and (e) all laws, statutes, ordinances and regulations applicable to the transaction.

F.	Facsimile copies, Electronic copies and signatures on this Contract shall be as valid as an originally signed Contract.

G.	Counterpart Signatures: This Agreement may be signed in counterparts, which together shall constitute one agreement. If the Agreement is signed in counterparts, no signatory hereto shall be bound until all parties named below have duly executed, or caused to be duly executed, a counterpart of this Agreement.

H.	The parties intend this Contract to be governed by the laws of the State of Illinois.

23.	CONTRACT ACCEPTANCE PERIOD

This Offer shall be accepted by Seller in writing on or before 12:00 ~~am~~ / pm on March 21, 2024, or this Offer shall become null and void at the option of the Buyer.

Seller does hereby accept the foregoing Contract this 3/21/2024, 20           .

________Seller (initials) and/or _________Buyer (initials) is currently a licensed real estate broker in the state of Illinois and understands appropriate disclosure is required to all prospective parties of this real estate transaction.

/s/ Varandeep Grewal	March 20, 2024	/s/ Tony K. Sinkosky	3/21/2024
Buyer Signature – Varandeep Grewal	Date	Seller Signature – Tony K. Sinkosky	Date

		/s/ Cindy L. Cooper	3/21/2024
		Seller Signature – Cindy L. Cooper	Date

		/s/ Timothy K. Sinkosky	3/21/2024
		Seller Signature – Timothy K. Sinkosky	Date

Buyer Phone Number		Seller Phone Number

Buyer Email Address		Seller Email Address

James Ayers – Shonkwiler & Ayers
Attorney Name	Attorney Name

Attorney Address	Attorney Address

Attorney Phone Number	Attorney Phone Number

Attorney Email Address	Attorney Email Address

The undersigned Escrowee acknowledges receipt of the aforementioned earnest money and agrees that said funds shall be held and disbursed by Escrowee according to the terms of the foregoing Contract, and all parties shall receive copies of same.

Escrowee Acceptance of Earnest Money

By Agent

Address

Address

Phone Number

Email Address

Real Estate Brokers for this transaction are:

Hertz Real Estate Services
Listing Broker		Listing Broker

By Agent	Spencer A. Smith	By Agent

Address		Address

Address		Address

Phone #/Fax #		Phone #/Fax #

Email Address		Email Address

THIS IS A LEGALLY BINDING CONTRACT. IF NOT UNDERSTOOD, SEEK LEGAL ADVICE. IT CONTAINS THE ENTIRE AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CHANGED EXCEPT BY THEIR WRITTEN CONSENT BY BOTH PARTIES.

EXHIBIT A ON NEXT PAGE

Exhibit A

Exhibit A Continued

The Northwest Quarter (NW l/4) of Section Sixteen (16), Township Eighteen (18) North, Range Three (3) East of the Third Principal Meridian; EXCEPT a parcel of land 93.00 feet North and South by 124.00 feet East and West in the Northwest comer of the West Half (W1/2) of the Northwest Quarter (NW l/4) of Section Sixteen (16), Township Eighteen (18) North, Range Three (3) East of the Third Principal Meridian; AND EXCEPT that part of the Northwest Quarter (NW l/4) of Section Sixteen (16), Township Eighteen (18) North, Range Three (3) East of the Third Principal Meridian being described as follows: beginning at a point on the North line of the Northwest Quarter (NW 1/4) of said Section 1 6, said point lying 124.00 feet East of the Northwest comer thereof; thence North 89°05’ 21” East-201.00 feet along said North line to an iron pin set; thence South 0°30’ 56” West-265.00 feet to an iron pin set thence South 89°05’ 21” West-325.00 feet to a nail and washer set on the West line of the Northwest Quarter (NW1/4) of said Section 16; thence North 0°30’56” East-172.00 feet along said West li ne; thence North 89°05’ 21” East-124.00 feet thence North 0°30’56” East-93.00 feet to the point of beginning.

Situated in Macon County, Illinois. Permanent

Index Number: 05-03-16-100-006